UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHUTTLE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Maryland	2834	46-1747648
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive officer)

Anatoly Dritschilo, M.D.

Chief Executive Officer

1 Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Dale S. Bergman, Esq.

Gutierrez Bergman Boulris, PLLC

901 Ponce de Leon Boulevard, Suite 303

Coral Gables, Florida 33134

(305) 358-5100

Approximate date of commencement of proposed sale to the public:  This Post-Effective Amendment is being filed to deregister all of the unsold securities registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

Shuttle Pharmaceuticals, Inc., a Maryland corporation (the “Company”), is filing with the United States Securities and Exchange Commission this Post-Effective Amendment No. 1 to deregister all of the shares of the Company’s common stock originally registered pursuant to the Registration Statement on Form S-1 (File No. 333-215027), declared effective by the SEC on May 10, 2017 (the “Registration Statement”), as all shares are unsold.

Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the shares of common stock being registered which remain unsold, the Company hereby amends the Registration Statement to remove from registration the shares of common stock covered by the Registration Statement which have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on January 26, 2018.

SHUTTLE PHARMACEUTICALS, INC.

By:	/s/ Anatoly Dritschilo
Anatoly Dritschilo, M.D., Chief Executive Officer